SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2014

Rockdale Resources Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-52692	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5114 Balcones Woods Drive, Suite 307-511, Austin, TX	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 512-537-2257

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 8, 2014, our board of directors increased the size of our board of directors from two to three members and appointed David N. Baker to our board of directors.

David N. Baker, our newly-appointed Director, has been the Managing Member of Mercadyne Investments LLC and Mercadyne Advisors, LLC since December 2012. Mercadyne Investments LLC is a Registered Investment Advisor with the State of Washington Department of Financial Institutions. Previously, from March 2010 to December 2012, Mr. Baker was a Co-Founder and the chairman of the board of Xzeres Corp. a company engaged in the manufacture and sale of small wind power turbines. From January 2007 to December 2012, Mr. Baker was also the Managing Member of Cascade Summit, LLC, a private advisory firm focused upon advising small and micro-capitalization public and private companies regarding capital strategy, business strategy and restructurings, with an emphasis on alternative going public transactions.

Mr. Baker obtained a Series 65 Registered Investment Advisor Representative License in April 2014. Mr. Baker earned a J.D. in 1992 from Golden Gate University, with a focus on securities, and a B.A. in 1989 from the University of Colorado.

We concluded that Mr. Baker should serve as our director based on his experience in capital markets and formulating strategies for raising capital and his skill in developing relationships with investors. Mr. Baker has extensive experience in financing start-up companies and managing capital for institutional and accredited investors. Mr. Baker has led as investment principal, originating, structuring and investing in reverse merger, self-registration and other alternative going public (APO) and direct public offering (DPO) transactions for numerous emerging growth companies, as well as advising them in all stages of their corporate lifecycle, from startup through IPO, APO, DPO and subsequent public financings. These companies cover a broad range of industry sectors including: consumer products, gaming, broadcast media, e-commerce, information technology, renewable and clean energy (distributed wind turbine and solar), mobile content and hardware, automotive, biotechnology and natural resource sectors. In addition, his career has included positions as the managing principal of two hedge funds, other investment management capacities, technology and healthcare merchant banking, proprietary trading and securities brokerage.

As reported on Form 8-K filed January 31, 2014, on January 27, 2014, the Company entered into a Consulting Agreement (the “Agreement”) with Mercadyne Advisors LLC (the “Consultant”), an entity controlled by David N. Baker. The Company agreed to issue 800,000 shares of common stock in the name of David N. Baker as consideration for the Consultant’s provision of the consulting services under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockdale Resources Corporation

/s/ Marc Spezialy
Marc Spezialy Chief Executive Officer

Date: May 9, 2014

2